Exhibit 10.6


                           GreenMan Technologies, Inc.
                        Addendum to Employment Agreement


WHEREAS, the Company and Charles E. Coppa entered an Employment Agreement effective June 1, 1999;

WHEREAS, the Company desires to make certain changes to the Employment
Agreement;

WHEREAS, Charles E. Coppa will consider certain changes to the Employment Agreement;

WHEREAS, Paragraph 11.2 of the Employment Agreement provides for amending said Agreement if both parties concur and sign in writing;

NOWTHEREFORE, the following changes have been mutually agreed to:

1.    Paragraph 5.1   Base Salary

      The base salary is adjusted from one hundred fifty thousand dollars ($ 150,000) to one hundred sixty one thousand five hundred dollars ($ 161,500) effective January 1, 2008.

2.    Paragraph 5.3  Incentive Compensation

      a) The performance incentive compensation for Fiscal Year will be based on mutually agreed upon performance measures as determined by the Compensation Committee with a maximum potential incentive compensation equal to 25% of base salary.

      There being no other changes, the balance of the Revised Employment Agreement remains unchanged.

      BY SIGNATURE BELOW, the Parties hereby mutually agree to the amendment as described herein,

      Company                                   Employee

      /s/ Lyle E. Jensen                        /s/ Charles E. Coppa
      ------------------                        --------------------
      Lyle E. Jensen                            Charles E. Coppa
      CEO
      GreenMan Technologies, Inc.

      Date: January 30, 2008